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                                                       EXHIBIT 10.21

                 THIRD AMENDMENT TO LOAN AGREEMENT
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     This Third Amendment to Loan Agreement (the "Amendment") is dated and effective as of July 23, 1998, by, between and among COMMONWEALTH PREMIUM FINANCE CORPORATION, a Kentucky corporation (referred to herein as "Borrower"); JOHN ROBERT OWENS and D. RICHARD MEYER, individuals, (referred to herein as the "Guarantors" or individually as a "Guarantor"); and BANK ONE, KENTUCKY, NA, a national banking association (referred to herein as "Bank").

                              RECITALS
                              --------

     1.   Borrower, Guarantors and Bank are parties to that certain
Loan Agreement dated as of October 18, 1996, as amended by that certain First Amendment to Loan Agreement dated as of December 17, 1996 and that certain Second Amendment to Loan Agreement dated as of August 4, 1997 (as amended, the "Loan Agreement").

     2. Borrower, Guarantors and Bank have agreed to a renewal of the Revolving Credit Note (as defined in the Loan Agreement), and further desire to enter into this Amendment to document other amendments in the terms of the Loan Agreement.

     NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and agreements contained herein and in the Loan Agreement, and intending to be legally bound hereby, covenant and agree as follows:

1.   Amendment of Section 2.02.  Section 2.02 of the Loan Agreement is
     -------------------------
hereby deleted and replaced with the following:

Section 2.02   Note

     The Revolving Credit Loan and Advances thereunder shall be evidenced by, and repaid with interest in accordance with, a single renewed promissory note of Borrower, in the original principal amount of Two Million Dollars (U.S. $2,000,000.00), which Note shall be payable to Bank, and shall mature and shall be due and payable in full on the Maturity Date, which is June 18, 1999 (the "Note").

2.   Amendment of Section 5.08 Reporting Requirements.  Section 5.08 of
     ------------------------------------------------
the Loan Agreement is hereby deleted and replaced with the following:

Section 5.08   Reporting Requirements

     Borrower shall furnish to Bank:

     a.   Quarterly Reporting.
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          (i)  Within sixty (60) days after the end of each fiscal
quarter, Borrower shall provide Bank with a Covenant Compliance Certificate in such form as provided in Exhibit "A" attached hereto, balance sheets as of the end of each quarter, statements of income and retained earnings as of the end of such fiscal quarter, and properly completed calculations necessary to test compliance with all of

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the financial covenants set forth herein, in form and content reasonably acceptable to Bank, and all in reasonable detail, and all such financial statements shall be prepared in accordance with GAAP consistently applied and certified as correct by Borrower's chief financial officer. Provided, however, Borrower shall not be obligated to deliver the Borrower's internally prepared balance sheet and income statement for the last month of Borrower's fiscal year.

          (ii) Within sixty (60) days after the end of each fiscal quarter, Borrower shall provide to Bank the following company prepared quarterly reports, Balance Sheet and Income Statement, Summary of Cash Receivables from Contracts, Company Activity Summary, and Summary of Accounts Past Due.

     b.   Annual Financial Statements.  Within one hundred twenty
          ---------------------------
(120) days after the end of Borrower's 1997 fiscal year, and for all fiscal years thereafter so long as any Indebtedness remains unpaid, a complete, unqualified, annual audit report of Borrower. The audited report shall consist of balance sheet, statement of profit and loss, application of funds, change in financial position and the like, prepared and certified by a firm of independent public accountants of recognized standing acceptable to the Bank. All of the foregoing shall be in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all such financial statements shall be prepared in accordance with GAAP consistently applied and certified as correct by Borrower's chief financial officer.

     c.   Notice of Litigation.  Promptly after the commencement
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thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting Borrower or either Guarantor which, if determined adversely, could have a material, adverse effect on Borrower's or a Guarantor's financial condition, properties, or operations.

     d.   Notice of Defaults and Events of Default.  As soon as
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possible and in any event within ten (10) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken with respect thereto.

     e.   Borrowing Base Certificate.  Within fifteen (15) days after
          --------------------------
the end of each month, Borrower shall provide Bank with a Borrowing Base Certificate in such form as provided in Exhibit "B" attached hereto.

     f.   Guarantors' Financial Statements and Tax Returns.  Within
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thirty (30) days after filing, copies of each Guarantor's federal and state income tax returns, amendments and schedules. Within ninety (90) days after the anniversary date of receipt of the last financial statement, Guarantors shall provide a financial statement of assets, liabilities and net worth for each Guarantor, in form and content reasonably acceptable to Bank, and all in reasonable detail.

     g.   Annual Reporting on Equity Insurance Managers, Inc. ("EIM").
          -----------------------------------------------------------
As soon as available and in any event within one hundred twenty (120) days after EIM's 1997 fiscal year, a complete, unqualified, annual audit report of EIM in such detail as required under Section 5.08(b).

     h.   Quarterly Reporting on EIM.  No later than sixty (60) days
          --------------------------
after the end of the calendar quarter, balance sheets and statements of income and retained earnings in such detail as required under
Section 5.08(a)(i).

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     i.   General Information.  Such other information respecting the
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condition or operations, financial or otherwise, of Borrower or any
Guarantor, as Bank may from time to time reasonably request.

3.   Amendment of Article VIII of the Loan Agreement.  Article VIII of
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the Loan Agreement is amended as follows:

8.19 Arbitration

     Borrower, Guarantors and Bank agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from the Note, any Loan Documents or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association ("AAA"). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted at the city nearest the Borrower's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take or dispose of any Collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including exercising the right of set-off, or taking or disposing of such property with or without judicial process pursuant to Uniform Commercial Code. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any Collateral, including any claim to rescind, reform or otherwise modify any agreement relating to the Collateral, shall also be arbitrated; provided, however, that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

8.20 Year 2000 Provisions

     (a)  Representation and Warranties.  Borrower represents and
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warrants as follows to Bank that: (i) as of the date of any request for an advance under the Loan Documents (ii) as of the date of any renewal, extension or modification of the Loan Documents, and (iii) at all times the Loan Documents or Bank's commitment to make advances under the Loan Documents is outstanding:

          i. Borrower will use good faith efforts to ensure that by December 31, 1998, all devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally the "Systems") necessary for Borrower to carry on its business as presently conducted and as contemplated to be conducted in the future are Year 2000 Compliant or will be Year 2000 Compliant with a period of time calculated to result in no material disruption of any of Borrower's business operations. For purposes of these provisions, "Year 2000

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Compliant" means that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or referenced different centuries or more than on century.

          ii. Borrower will: (1) undertake a detailed inventory, review and assessment of all areas within its business and operations that could be adversely affected by the failure of Borrower to be Year 2000 Compliant on a timely basis; (2) develop a detailed plan and time line for becoming Year 2000 Compliant on a timely basis; and
(3) implement that plan in accordance with that timetable in all material respects.

          iii. By December 31, 1998, Borrower will make written inquiry of each of its key suppliers, vendors, and customers, and will obtain in writing confirmations from all such persons, as to whether such persons have initiated programs to become Year 2000 Compliant and on the basis of such confirmations, Borrower will make a good faith effort to ensure that all such persons will be or become so compliant. For purposes hereof, "key suppliers, vendors and customers" refers to those suppliers, vendors, and customers of Borrower whose business failure would, with reasonable probability, result in a material adverse change in the business, properties, condition (financial or otherwise), or prospects of Borrower. For purposes of this paragraph, Bank, as lender of funds under the terms of the Loan Documents, confirms to Borrower that Bank has initiated its own corporate-wide Year 2000 program with respect to its lending activities.

          iv. Borrower will make a good faith effort to ensure that the fair market value of all real and personal property, if any, pledged to Bank as Collateral to secure the Loan Documents is not and shall not be less than currently anticipated or subject to substantial deterioration in value because of the failure of such Collateral to be Year 2000 Compliant.

     (b)  Affirmative Covenants.  Borrower covenants and agrees with
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Bank that, while any Loan Documents is in effect, Borrower will:

          i. Furnish such additional information, statements and other reports with respect to Borrower's activities, course of action and progress towards becoming Year 2000 Compliant as Bank may request from time to time.

          ii. In the event of any change in circumstances that causes or will likely cause any of Borrower's representations and warranties with respect to its being or becoming Year 2000 Compliant to no longer be true (hereinafter referred to as a "Change in Circumstances") then Borrower shall promptly, and in any event within ten (10) days of receipt of information regarding a Change in Circumstances, provide Bank with written notice (the "Notice") that describes in reasonable detail the Change in Circumstances and how such Change in Circumstances caused or will likely cause Borrower's representations and warranties with respect to being or becoming Year 2000 Compliant to no longer be true. Borrower shall, within ten (10) days of a request, also provide Bank with any additional information Bank requests of Borrower in connection with the Notice and/or Change of Circumstances.

          iii. Give any representative of Bank access during all business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of Borrower and relating to its affairs, and to inspect any of the properties and Systems of Borrower, and to project test the Systems to determine if they are Year 2000 Compliant in an integrated environment, all at the sole cost and expense of Bank.

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4.   Continuing Security.  The Indebtedness as evidenced by the Note
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shall continue to be secured by all of the Loan Documents and collateral described in the Loan Agreement.

5.   No Defenses or Setoffs.  As of the date hereof, neither Borrower
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nor Guarantors are aware of any defenses, credits or setoffs to the payment of the Indebtedness evidenced by the Note, or to the enforceability of the Note, the Loan Agreement, or the Loan Documents against the Borrower or Guarantors, nor are there any claims, actions or causes of action which could be asserted against the Bank relating to the transactions evidenced by the Note, the Loan Agreement, this Amendment or any of the transactions relating thereto.

6.   Limited Effect of Amendment.  Except as specifically amended
     ---------------------------
herein, the terms and conditions of the Note, the Loan Agreement, the Guaranties, the Loan Documents, and all other existing agreements between the parties are unaffected by this Amendment and shall continue to be binding upon Borrower, Guarantors and the Bank. Further, the term "Note" shall include the Renewed Revolving Credit Note dated effective as of June 18, 1998, with a maturity date of June 18, 1999, in the amount of $2,000,000.00 between the Bank and Borrower.

7.   Full Force and Effect of Loan Documents.  The Loan Documents as
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defined in the Loan Agreement, including the Renewed Revolving Credit
Note dated effective as of June 18, 1998, in the amount of $2,000,000.00, between the Bank and Borrower, are valid and enforceable in accordance with their terms and shall continue to remain in full force and effect.

                            BANK ONE, KENTUCKY, NA

                            BY: /s/ Rhonda Lenney
                               ----------------------------------------

                            TITLE: Officer
                                  -------------------------------------

                            COMMONWEALTH PREMIUM FINANCE
                            CORPORATION

                            BY: /s/ Slayton S. Stewart
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                            TITLE: V.P. Operations
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                            /s/ John Robert Owens
                            -------------------------------------------
                            JOHN ROBERT OWENS

                            /s/ D.R. Meyer
                            -------------------------------------------
                            D. RICHARD MEYER

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